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                                  EXHIBIT 23.1
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                               CONSENT OF KPMG LLP


                                   (Attached)

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                                                                    EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Corrpro Companies, Inc.

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Corrpro Companies, Inc. Profit Sharing Plan and Trust of our report dated May 9, 2000, except for paragraphs 2 and 4 of note 3 as to which the date is June 12, 2000, with respect to the consolidated balance sheets of Corrpro Companies, Inc. as of March 31, 2000 and 1999, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the years in the three-year period ended March 31, 2000, which report appears in the March 31, 2000 annual report on Form 10-K of Corrpro Companies, Inc..

                                           KPMG LLP



Cleveland, Ohio
April 2, 2001